Exhibit 10.19

2000 VERIZON WIRELESS

LONG-TERM INCENTIVE PLAN

(Amended and Restated, Effective July 10, 2000)

The purpose of the 2000 Verizon Wireless Long-Term Incentive Plan (formerly known as the Bell Atlantic NYNEX Mobile 1995 Long Term Incentive Plan) (the “Plan”), as amended and restated effective July 10, 2000, is to provide (i) members of the Board of Representatives (the “Board”) of Cellco Partnership d/b/a Verizon Wireless (the “Company”) and designated members of the board of directors of any of its subsidiaries, any entity with an ownership interest in the Company, or any other company specified by the HR Committee (as defined below) (collectively, a “Participating Company”), (ii) designated employees, including employees who are officers, of the Company or any Participating Company, (iii) designated leased and seconded employees who perform services for the Company or any Participating Company, and (iv) certain consultants and advisors who perform services for the Company or any Participating Company with the opportunity to acquire certain rights to securities of the Company, including without limitation, to provide for the grant of incentive stock options, nonqualified options, and appreciation rights in partnership units which, in certain circumstances, may be converted to rights to acquire Company stock or stock of a company affiliated with the Company.

The Company believes that this equity incentive program will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s partners.

1. Administration.

(a) Committees. The Plan shall be administered and interpreted by the Human Resources Committee of the Board (the “HR Committee”); provided, however, that the Vice President — Human Resources of the Company shall serve as the day-to-day administrator of the Plan and, provided further, that with respect to non-material human resources financial items, the Plan shall be interpreted by, and claims brought under the Plan shall be determined by, the Verizon Wireless Employee Benefits Committee (the “EB Committee”). Notwithstanding the foregoing, the Board may, in its sole discretion, designate another committee or individual to administer or interpret the Plan.

After the Company’s Initial Public Offering (hereinafter defined), the Plan shall be administered by a committee, which may consist of not less than two persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing, the Board shall make all grants to members of the HR Committee or any other committee administering the Plan, and to members of the Board.

If another committee or individual is designated by the Board to administer or interpret the Plan, references in the Plan to the “HR or EB Committee,” as they relate to Plan administration or interpretation, as applicable, shall be deemed to refer to the designated committee or individual.

(b) HR Committee Authority. After receiving recommendations from management of the Company, the HR Committee shall have the sole authority to determine the following matters:

(i) the individuals to whom options and awards shall be granted under the Plan;

(ii) the type, size and terms of the awards to be made to each individual selected;

(iii) the time when the awards will be granted and the duration of the exercise period;

(iv) the terms and conditions of any award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an award, and waivers or accelerations thereof, and waiver of performance conditions relating to an award, based in each case on such considerations as the HR Committee shall determine);

(v) whether, to what extent, and under what circumstances an award may be paid, in cash, shares, other awards, or other property, or an award may be canceled, forfeited, or surrendered;

(vi) whether, to what extent, and under what circumstances cash, shares, other awards, or other property payable with respect to an award will be deferred either automatically, at the election of the HR Committee, or at the election of the participant;

(vii) adoption, amendment, suspension, waiver, and rescission of such rules and regulations and the appointment of such agents as the HR Committee may deem necessary or advisable to administer the Plan; and

(viii) subject to Section 1(a), any other matters arising under the Plan.

(c) Special Rule. Notwithstanding the foregoing, prior to an Initial Public Offering (as hereinafter defined), if an employee’s employment is terminated by the Company or a Participating Company on account of the elimination of the employee’s job, the President, CEO and Vice President — Human Resources shall have the joint authority to extend the exercisability of any Grants (hereinafter defined) made to such an employee under the Plan for a period of six months from the date of such employee’s termination of employment and to accelerate the vesting of such Grants; provided that the Fair Market Value (hereinafter defined) of such Grants in the event of any exercise shall be the Fair Market Value determined as of the most recent prior valuation date preceding the date such employee terminated employment and provided further, that the employee executes a satisfactory settlement agreement and release of claims in connection with his termination of employment.

(d) Committee Determinations.

(i) The HR Committee shall have full power and authority to administer the Plan; to adopt or amend such rules, regulations, procedures, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable; and, in its sole discretion, to correct any defect or supply any omission or reconcile any inconsistency in the Plan. The HR Committee’s interpretations of the Plan and all determinations made by the HR Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the HR Committee shall be executed in its sole discretion, in the best interests of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(ii) With respect to non-material human resources financial items, the EB Committee shall have full power and authority to interpret the Plan; to decide claims brought under the Plan; to adopt or amend such rules, regulations, procedures, agreements and instruments for interpretation of the Plan and for the determination of claims under the Plan and for the conduct of its business as it deems necessary or advisable; and, in its sole discretion, to correct any defect or supply any omission or reconcile any inconsistency in the Plan. The EB Committee’s interpretations of the Plan and all determinations made by the EB Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the EB Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants.

Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, deferred stock, dividend equivalents, performance awards, restricted stock grants, partnership unit value appreciation rights, and stock appreciation rights (including contingent stock options and contingent stock appreciation rights), hereinafter collectively referred to as “Grants” or “Awards.” All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the HR Committee deems appropriate and as are specified in writing by the HR Committee to the grantee (the “Grant Document”). The HR Committee shall approve the form and provisions of each Grant Document. Grants under a particular Section of the Plan need not be uniform as among the

Eligible Persons (hereinafter defined) and Grants under two or more Sections of the Plan may be combined in one instrument.

3. Shares Subject to the Plan.

(a) Subject to the adjustment specified below, the aggregate number of partnership units (including partnership appreciation units) that have been or may be issued or transferred under the Plan is 343,300,000 partnership units.

In the event the Company converts from a partnership to a corporation, the aggregate number of shares of common stock that may be issued or transferred under the Plan shall equal the maximum aggregate number of partnership units, multiplied by the rate used by the Company in converting its partnership units to shares of common stock in connection with any such conversion. Such conversion ratio as determined by the Company shall be final, binding on all parties, and nonappealable. Such partnership units, or, if the Company shall have converted to a corporation, common stock is referred to herein as the “Company Stock.” The shares of Company Stock authorized under the Plan for Grants may be authorized but unissued shares or treasury shares. If and to the extent options granted under the Plan terminate, expire, or cancel without having been exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or such award shall again be available for purposes of the Plan.

(b) If there is any change in the number or kind of shares of Company Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combination or exchange of such shares, or merger, reorganization or consolidation of the Company, or reclassification or change in par value, or restructuring of the Company’s partnership interests in connection with an Initial Public Offering of the Company or an initial public offering of any affiliated company which serves as a public offering vehicle representing the business of the Company, or by reason of any other extraordinary or unusual event, the number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of such shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, shall be proportionately adjusted by the HR Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4. Eligibility for Participation.

(a) Eligible Persons. Persons eligible to receive Grants (hereunder referred to individually as “Eligible Person” and collectively as “Eligible Persons”) shall include the following categories of individuals who perform services for the Company or any Participating Company: (i) members of the Board or of the board of directors of any Participating Company, (ii) officers of the Company or any Participating Company, (iii) other employees of the Company or any Participating Company, (iv) individuals whose services are leased or seconded to the

Company or a Participating Company, and (v) consultants who perform bona fide services for the Company or a Participating Company; provided, however, that a consultant shall not be eligible to receive a Grant if the consultant’s services to the Company or a Participating Company are in connection with the offer and sale of securities in a capital-raising transaction or if the consultant is engaged directly or indirectly in promoting or maintaining a market for the Company’s securities.

(b) Selection of Grantees. After receiving recommendations from the management of the Company, the HR Committee, in its sole discretion, shall select the persons to receive Grants from among the Eligible Persons (the “Grantees”) and determine the number of shares of Company Stock subject to a particular Grant; provided, however, that prior to an Initial Public Offering, the Board may specify the type, size and terms of awards to be made to selected employees. Nothing contained in this Plan shall be construed to limit the right of the Company to make Grants other than under this Plan or in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company or a Participating Company, or for other proper corporate purpose.

(c) Definition of Employee. For purposes of this Section, “employee” of the Company or any Participating Company shall not include any leased employee or an individual classified by the Company or a Participating Company as an independent contractor or any other individual who is not classified by the Company or a Participating Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding. Notwithstanding the foregoing, if an individual in such non-employee classification is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or court, or if the Company or a Participating Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Company or a Participating Company in settlement of any claim or action relating to such individual’s employment status), such individual shall become eligible to become an employee eligible to participate in the Plan from the later of the actual or effective date of such reclassification or determination, but in no event shall such individual have a right to receive a Grant or consideration for services rendered or Grants made prior to such date.

5. Granting of Stock Options.

(a) Number of Shares. The HR Committee shall grant to each Grantee a number of stock options determined in its sole discretion. The HR Committee, in its sole discretion, may provide a greater number of stock options to any Grantee at any time.

(b) Type of Stock Option and Price. The HR Committee may grant options qualifying as incentive stock options (“Incentive Stock Options”) within the meaning of section 422 of the Code and/or other stock options (“Nonqualified Stock Options”) in accordance with the terms and conditions set forth herein or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as “Stock Options”).

The purchase price of Company Stock subject to an Incentive Stock Option shall be the Fair Market Value of a share of such stock on the date such Stock Option is granted. The purchase price of Company Stock subject to a Nonqualified Stock Option shall be such price, if any, as may be determined by the HR Committee.

The “Fair Market Value” of Company Stock shall be:

(i) The closing price of a share of Company Stock on the New York Stock Exchange, other principal stock exchange on which such shares are listed for trading, or such other value as determined by the HR Committee; or

(ii) If the Company has not completed an offering (the “Initial Public Offering”) and sale of a class of equity securities of the Company which offering is registered under section 5 of the Securities Act of 1933, as amended (the “Securities Act”), the Fair Market Value will be the price determined by an independent third party selected by the HR Committee in accordance with such procedures as the HR Committee may specify, including, but not limited to review by the Company’s independent auditor.

(c) Exercise Period. The HR Committee shall determine the exercise period for each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any initial determinations by the HR Committee regarding the exercise period of any Stock Option, the HR Committee shall have the authority from time to time to extend the exercise period.

(d) Vesting of Stock Options. The vesting period for Stock Options shall commence on the date of grant and shall end on such date as is determined by the HR Committee, in its sole discretion, which shall be specified in the Grant Document. Notwithstanding any initial determinations by the HR Committee regarding the vesting period of any Stock Option, the HR Committee shall have the authority from time to time to accelerate the vesting period.

(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Stock Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Stock Options may become exercisable, as determined by the HR Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f) Exercisability of Stock Options During Employment or Period of Rendering Service. Provided the Grantee has satisfied the vesting terms, Stock Options may be exercised on permissible exercise dates (or designated windows thereto) during the Grantee’s employment or period of service with the Company or a Participating Company.

(g) Satisfaction of Stock Option Price. The HR Committee shall specify in the Grant Document the manner in which a Grantee may exercise a Stock Option. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price and the withholding obligation is fully paid.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that it is not transferable by the Grantee other than by will or the laws of descent and distribution, is exercisable, during the Grantee’s lifetime, only by the Grantee, and that the aggregate Fair Market Value of the Company Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any Eligible Person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company unless the option price is at least equal to 110% of the Fair Market Value of a share on the date of grant and the term of the Incentive Stock Option does not exceed five years. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary of the Company (within the meaning of section 424(f) of the Code).

6. Restricted Stock Grants.

The HR Committee may issue or transfer shares of Company Stock to Eligible Persons under a grant (a “Restricted Stock Grant”) pursuant to an incentive or long range compensation plan or program approved by the HR Committee and adopted by the Board. The following provisions are applicable to Restricted Stock Grants:

(a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants will be issued for such consideration, if any, as may be established therefor by the HR Committee. Restrictions on the transfer of shares of Company Stock set forth in Section 6(c) shall lapse on such date or dates during the Grantee’s employment or period of service with the Company or a Participating Company as the HR Committee may approve until the restrictions have lapsed on 100% of the shares. The period of time during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Document as the “Restriction Period.”

(b) Number of Shares. The HR Committee shall grant to each Grantee a number of shares of Company Stock determined in its sole discretion. The HR Committee, in its sole discretion, may provide a greater amount of Restricted Stock to any Grantee at any time.

(c) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 15. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

(d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period. The HR Committee may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

7. Stock Appreciation Rights.

(a) The HR Committee may grant stock appreciation rights (“SARs”) to any Eligible Person, which may, but need not, be granted in tandem with a Stock Option.

(b) Upon a Grantee’s exercise of some or all of his SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between (i) the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR, and (ii) the grant price of the SAR as determined by the HR Committee as of the date of grant of the SAR which, except as provided in Section 14(a), shall not be less than the Fair Market Value of one share of Company Stock on the date of grant.

(c) The HR Committee shall determine the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares of Company Stock will be delivered or deemed to be delivered to Grantees, and any other terms and conditions of any SAR. An SAR shall expire not later than ten years after the date of grant.

(d) Notwithstanding the foregoing, SARs granted to persons who are non- exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the HR Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

8. Value Appreciation Rights.

(a) General Requirements. The HR Committee may grant value appreciation rights in partnership units of the Company (“VARs”) to any Eligible Person. The HR Committee shall establish the strike price of the VAR at the time the VAR is granted. Unless the HR Committee determines otherwise, the strike price of each VAR, except as provided in Section 14(a) of the Plan, shall not be less than the Fair Market Value of one partnership unit on the date of grant.

(b) Selection of Grantees. The HR Committee shall have the authority and complete discretion to determine, at the time of each Grant, which one or more Eligible Persons shall receive a Grant of VARs and to determine the number of VARs to be granted to each such Grantee. The HR Committee shall also have the authority and discretion to determine the type, size and terms of VARs to be granted to each Grantee.

(c) Exercisability. Except as otherwise provided by the HR Committee or otherwise provided herein, a VAR shall become fully exercisable on the third anniversary of the date of Grant and shall expire on the tenth anniversary of the date of Grant, subject to earlier expiration as provided elsewhere herein.

Except as provided by the HR Committee in the Grant Document, VARs may only be exercised while the Grantee is employed by, or providing service to, the Company or a Participating Company. The HR Committee shall determine the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares of Company Stock will be delivered (or deemed to be delivered) to Eligible Persons, and any other terms and conditions of any VAR.

(d) Exercise of VARs. Upon a Grantee’s exercise of some or all of his VARs, the Grantee shall receive in settlement of such VARs an amount equal to the value of the partnership unit appreciation for the number of VARs exercised, payable in cash, Company Stock, or a combination thereof, at the discretion of the HR Committee. The value appreciation for a VAR is the difference between (i) the Fair Market Value of the underlying partnership units on the date of exercise of such VAR, and (ii) the base amount of the VAR as determined by the HR Committee as of the date of grant of the VAR.

(e) Discretionary Conversion. In the sole discretion of the HR Committee, in the event of an Initial Public Offering of the Company or an initial public offering of any affiliated company which serves as a public offering vehicle representing the business of the Company, VARs outstanding on the effective date of such public offering may be converted into options to purchase the publicly traded common stock of the Company, or if different, the public offering vehicle. If VARs are converted hereunder to options of the Company or, if different, of the public offering vehicle, unless the HR Committee specifies otherwise, such converted stock options shall become exercisable according to the terms specified by the HR Committee.

(f) Exercisability of VARs During Employment or Period of Rendering Service. Provided the Grantee has satisfied the vesting terms, VARs may be exercised on permissible exercise dates (or designated windows thereto) during the Grantee’s employment or service with the Company or a Participating Company.

(g) Change in Control.

(i) Definition of Change in Control. For purposes of this Section 8, “Change in Control” shall mean: (i) a sale or transfer of more than 50% of the Company’s assets to an entity other than Verizon Communications Inc. (“Verizon”) or any affiliate or subsidiary or successor thereof (collectively, “Verizon Companies”), (ii) a sale of partnership interests such that Verizon Companies own less than 50% of the partnership interests in the Company, or (iii) a sale of equity interests in the Company; provided that as a result of (i), (ii), or (iii), Verizon Companies cease to have “actual management control” of the Company; and provided further, that neither (i) nor (ii) nor (iii) shall constitute a “Change in Control” if the transaction at issue is an Initial Public Offering or subsequent offerings or distribution to current partner stockholders. “Actual management control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management of the Company as it may be constituted following the event described in (i), (ii), or (iii) above (including, without limitation, the power to appoint a majority of the Board or other comparable governing body of such entity), whether through the beneficial ownership of voting securities or other ownership interest, by contract or otherwise, whether the loss of actual management control is voluntary or involuntary or the result of any merger, tender offer, stock purchase, other stock acquisition, consolidation, recapitalization, reverse split, or sale or transfer of assets.

(ii) Acceleration After a Change in Control.

(A) Executives. Except as otherwise provided by the HR Committee at the time of grant, if the Grantee is in a job category or classification with the Company or a Participating Company that is band “B” or above, or its equivalent, as defined in accordance with the Company’s or Participating Company’s personnel policies and procedures, then, if within twelve months after the occurrence of a Change in Control of the Company such Grantee is involuntarily terminated by the Company or a Participating Company without Cause (as such term is defined in the Grant Document) or such Grantee voluntarily terminates employment with the Company or Participating Company after an assignment, without the written consent of such Grantee, to a position of materially less authority and responsibility than immediately before such assignment that would qualify such Grantee for separation pay under the Company’s Separation Pay Plan (a “Material Adverse Effect”), any of such Grantee’s VARs that are not otherwise exercisable as of the date on which the Grantee is involuntarily terminated by the Company or a Participating Company without Cause or the Grantee voluntarily terminates employment with the Company or a Participating Company on account of a Material Adverse Effect shall become immediately and fully exercisable on the effective date of the Grantee’s termination of employment or service, and provided that such Grantee executes a release of claims in a form satisfactory to the Company, all of such Grantee’s VARs shall remain exercisable for the five-year period (or within such other period of time specified at the time of grant by the HR Committee) following the effective date of such termination of employment or service; provided, however, that no VAR may be exercised later than the date the VAR exercise period otherwise expires as specified in the Grant Document.

(B) Non-Executives. Except as otherwise provided by the HR Committee at the time of grant, if the Grantee is in a job category or classification with the Company or a Participating Company that is below band “B”, or its equivalent, as defined in accordance with the Company’s or Participating Company’s personnel policies and procedures, then, if within twelve months after the occurrence of a Change in Control of the Company such Grantee is involuntarily terminated by the Company or a Participating Company without Cause (as such term is defined in the Grant Document), any of such Grantee’s VARs that are not otherwise exercisable as of the date on which the Grantee is involuntarily terminated by the Company or a Participating Company without Cause shall become immediately and fully exercisable on the effective date of the Grantee’s termination of employment or service, and provided that such Grantee executes a release of claims in a form satisfactory to the Company, all of such Grantee’s VARs shall remain exercisable for the five-year period (or within such other period of time specified at the time of grant by the HR Committee) following the effective date of such termination of employment or service; provided, however, that no VAR may be exercised later than the date the VAR exercise period otherwise expires as specified in the Grant Document.

9. Deferred Stock.

The HR Committee is authorized to grant a right to receive shares of Company Stock at the end of a specified deferred period to Eligible Persons. Delivery of shares of Company Stock will occur upon expiration of the deferral period specified for deferred stock by the HR Committee (or, if permitted by the HR Committee, as elected by the Eligible Person). In addition, deferred stock shall be subject to such restrictions as the HR Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the HR Committee shall determine.

10. Performance Awards.

The HR Committee is authorized to grant the right to receive cash, shares of Company Stock or other awards to Eligible Persons, the payment of which is contingent on achievement of certain performance goals specified by the HR Committee, on the following terms:

(a) Right to Payment. A performance award shall confer upon the Eligible Person rights, valued as determined by the HR Committee, and payable to, or exercisable by, the Eligible Person whom the performance award is granted, in whole or in part, as determined by the HR Committee, conditioned upon the achievement of performance criteria determined by the HR Committee.

(b) Other Terms. A performance award may be denominated or payable in cash, shares of Company Stock, other awards, or other property, and have such other terms as shall be determined by the HR Committee.

11. Dividend Equivalents.

The HR Committee is authorized to grant to Eligible Persons the right to receive cash, shares of Company Stock, or other awards equal in value to dividends paid with respect to a specified number of shares. The HR Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Company Stock or awards, or otherwise reinvested.

12. Other Stock-Based Awards.

The HR Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Company Stock, as deemed by the HR Committee to be consistent with the purposes of the Plan, including, without limitation, shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, appreciation rights in partnership units which, in certain circumstances, may be converted to rights to acquire common stock of the Company, other rights convertible or exchangeable into shares, purchase rights, and awards valued by reference to book value of shares or the value of securities of or the performance of specified subsidiaries. The HR Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Company Stock, other awards, or other property, as the HR Committee shall determine.

13. Termination of Employment or Service.

The HR Committee shall specify in the Grant Document the effect the Grantee’s termination of employment or service with the Company or a Participating Company shall have upon the Grant, including, without limitation, the extent to which the Grant shall lapse, terminate or be forfeited upon such termination of employment or service.

14. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the HR Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Eligible Person to receive payment from the Company or a subsidiary. If an Award is granted in substitution for another award, the HR Committee shall require the surrender of such other award in consideration for the grant of the new award. Awards granted in addition to or in tandem with other awards or awards may be granted either as of the same time as or a different time from the grant of such other awards. The per share exercise price of any Stock Option, grant price of any SAR, base price of any VAR, or purchase price of any other award conferring a right to purchase shares of Company Stock:

(i) Granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a share of Company Stock at the date such substitute Award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Eligible Person as a condition to receipt of the substitute Award; or

(ii) Retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a share of Company Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange Provisions. The HR Committee may at any time offer to exchange or buy out any previously granted award for a payment in cash, shares of Company Stock, other awards, or other property based on such terms and conditions as the HR Committee shall determine and communicate to the Eligible Person at the time that such offer is made.

(c) Term of Awards. The term of each Award shall be for such period as may be determined by the HR Committee; provided, however, that in no event shall the term of any Stock Option or SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under section 422 of the Code). For purposes of the Plan, unless specified otherwise by the HR Committee, if a Grantee, who is an employee of the Company or a Participating Company, moves directly from the Company to a Participating Company (or vice versa), or from the Company or a Participating Company to Verizon or any entity in which Verizon has at least a 50% ownership interest, such movement will be considered employment or service with the Company for purposes of continued vesting in, and exercisability of, any Award; provided, however, there has been no Change in Control (as defined herein) of the Company. In addition, the HR Committee, in its sole discretion, may designate any other entity to which the Grantee moves and in which Verizon or the Company or a Participating Company has an ownership interest as constituting continued employment or service with the Company for purposes of continued vesting in any Award.

(d) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable award agreement, payments to be made by the Company upon the grant or exercise of an award may be made in such forms as the HR Committee shall determine, including, without limitation, cash, shares of Company Stock, other awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments denominated in shares of Company Stock.

(e) Loan Provisions. With the consent of the HR Committee, and subject at all times to, and only to the extent of, and in accordance with, the terms of applicable federal and state laws, if any, and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for, a loan or loans to an Eligible Person with respect to the exercise of any Stock Option or other payment in connection with any Award, including the payment by an Eligible Person of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the HR Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven. Nothing in this Section shall be construed to imply that the HR Committee shall or will offer such loans.

15. Transferability of Grants.

Only an Eligible Person or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution. When an Eligible Person dies, the personal representative or other person entitled to succeed to the rights of the Eligible Person (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Eligible Person’s will or under the applicable laws of descent and distribution.

16. Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Eligible Persons under the Plan, increases the aggregate number of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Sections 3(a) and 3(b)), or materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the Board or, after an Initial Public Offering, by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan if such amendment would cause the Plan or any Grant, or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, as amended, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option under the Plan to fail to comply with the requirements of section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c).

Notwithstanding the foregoing, in accordance with the conditions and restrictions set forth in the immediately preceding paragraph, the HR Committee shall have the authority to amend the Plan at any time with respect to material human resources financial items and the EB Committee shall have the authority to amend the Plan at any time with respect to non-material human resources financial items.

(b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the HR Committee acts under Section 24(c). The termination of the Plan shall not impair the power and authority of the HR Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 24(c) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

17. Funding of the Plan.

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

18. Rights of Eligible Persons.

Nothing in this Plan shall entitle any Eligible Person or other person to any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any rights to be retained in the employ or service of the Company or a Participating Company.

19. Withholding of Taxes.

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Stock Options, Restricted Stock Grants and other Grants paid in Company Stock, the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the HR Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to Stock Options, SARs, Restricted Stock Grants, or VARs or performance awards paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the HR Committee and may be subject to the prior approval of the HR Committee.

20. Agreements with Eligible Persons.

Each Grant made under this Plan shall be evidenced by a Grant Document containing such terms and conditions as the HR Committee shall approve. Any such Grant Document, to be effective, must be signed by the appropriate officer of the Company.

21. Requirements for Issuance of Shares.

No Company Stock shall be issued or transferred upon payment of any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the HR Committee. The HR Committee shall have the right to condition any Restricted Stock Grant or Stock Option made to any Eligible Person hereunder on such Eligible Person’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the HR Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

22. Headings.

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

23. Effective Date.

This Plan was initially effective as of July 1, 1995. The effective date of this amendment and restatement of the Plan is July 10, 2000.

24. Miscellaneous.

(a) Certain Substitute Grants. The HR Committee may make a Grant to an employee of another corporation who becomes an Eligible Person by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The HR Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any Grant to or other transaction by a Grantee who is subject to section 16 of the Exchange Act. Accordingly, after the occurrence of the Initial Public Offering, if any provision of this Plan or any agreement relating to a Grant does not comply with the requirements of Rule 16b- 3 as then applicable to any such Grantee, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the HR Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Grantee’s transactions under the Plan not to be exempt under Rule 16b-3 under the Exchange Act.

(c) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. The HR Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The HR Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to an Eligible Person pursuant to an award, nothing contained in the Plan or any award shall give any such Eligible Person any rights that are greater than those of a general creditor of the Company; provided, however, that the HR Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Company Stock, other awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the HR Committee otherwise determines with the consent of each affected Eligible Person.

(f) No Limit on Other Compensatory Arrangements. The Company or any subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to awards), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any award agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws, and applicable federal law.